   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 35 to file No. 2-99266; Amendment No. 35 to File No. 811-4364) of Voyageur Intermediate Tax Free Funds (comprised of Delaware Tax-Free Minnesota Intermediate Fund) of our report dated October 4, 2004, included in the 2004 Annual Report to shareholders.

                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
November 29, 2004